EXHIBIT 99.3

X	PLEASE MARK VOTES	REVOCABLE PROXY
AS IN THIS EXAMPLE
This proxy is solicited on behalf of the Board of Directors and may be revoked prior to the meeting.
NORTH BAY BANCORP
The undersigned hereby appoints Terry L. Robinson and Wyman G. Smith, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all the shares of common stock of North Bay Bancorp held of record by the undersigned on March 8, 2007, at the special meeting of shareholders to be held on April 25, 2007 or any adjournment thereof. The undersigned hereby further confers upon the Proxies, and each of them, or their substitute or substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any adjournment thereof.
The undersigned acknowledges receipt of the Notice of Special Meeting and accompanying Proxy Statement, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy, and by filing this Proxy with the Secretary of the Company, gives notice of revocation.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above
1.	Approval of Merger. To approve the principal terms of an Agreement and Plan of Reorganization by and among Umpqua Holdings Corporation, Umpqua Bank, North Bay Bancorp and The Vintage Bank, dated as of January 17, 2007, and the accompanying Plan of Merger, pursuant to which North Bay Bancorp will be merged with and into Umpqua Holdings Corporation..

☐	FOR	☐	AGAINST	☐	ABSTAIN
IN THEIR DISCRETION THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENTS OF THE MEETING.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL No. 1. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED “FOR” PROPOSAL No 1.

Detach above card, sign, date and mail in postage paid envelope provided.
North Bay Bancorp
1190 Airport Road, Suite 101
Napa, California 94558
Please sign exactly as your name appears hereon. If shares are held jointly by two or more persons, whether as a community property, joint tenancy or otherwise, both or all of the persons should sign. If shares are held by a corporation, this Proxy should be signed in full corporate name by the President or other authorized officer. If shares are held by a partnership, this Proxy should be signed in partnership name by an authorized person. Executor, administrators or other fiduciaries who execute this Proxy for a shareholder of record should give their full title.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

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